Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the registration statements of Conseco Finance Corp. (File Nos. 333-48222, 333-85037, 333-92315, 333-92313, 333-75375, 333-91557 and 333-47662) of our report dated March 29,
2002, on our audits of the consolidated financial statements of Conseco Finance Corp. as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
                                                PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 29, 2002